FORM 8 - K

                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC  20549


                                   CURRENT REPORT


                           Pursuant to Section 13 or 15(d)
                                       of the
                           Securities Exchange Act of 1934


                  Date of Report (date of earliest event reported):

                                   August 11, 1998

                             CIRCUIT RESEARCH LABS, INC.

               (Exact Name of Registrant as specified in its Charter)

                                       Arizona

                   (State or other jurisdiction of incorporation)

                          0-11353               86-0344671

                          Commission           IRS
                          File                 Employer
                          Number               Identification No.

                               2522 West Geneva Drive
                                Tempe, Arizona  85282

                      (Address of principal executive offices)

                                   (602) 438-0888

                           (Registrant's telephone number)





            ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS


                 1. Pursuant to an agreement between the Company and the late Ronald R. Jones, the Company repurchased all of Ronald R. Jones' 187,500 shares from the estate of Ronald R. Jones for the price of $181,640. This repurchase took place on May 5, 1998.

                 2. On July 16, 1998 the Company paid Royce T. Jones $98,000 as a compromise in settlement of any and all claims that Royce T. Jones or the estate of Ronald R. Jones, may have had against the Company.

                 ITEM 5 _ OTHER EVENTS

                 1. On May 31, 1998, Gary M. Hamker resigned his position as a Director of the Company.


                 2. On July 21, 1989, Royce T. Jones resigned her position as a Director of the Company.


                                             CIRCUIT RESEARCH LABS INC.



            Date:  August 11, 1998

                                             Gary D. Clarkson
                                             President/Chairman of the Board